EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2008 Results and Quarterly Dividend

NEWTOWN, Pa, Oct. 23, 2008 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,250,000 ($0.47 per diluted share) for the third quarter of 2008, compared with $1,188,000 ($0.44 per diluted share) for the third quarter of 2007. Net income for the nine month period ended September 30, 2008 was $3,715,000 ($1.39 per diluted share) compared with $3,623,000 ($1.32 per diluted share) for the first nine months of 2007. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable November 14, 2008 to shareholders of record on November 7, 2008.

Highlights for the current quarter included:

 * Net income and diluted earnings per share increased by 5.2% and
   6.8%, respectively, compared to the third quarter of 2007.
 * Net interest income before the loan loss provision increased by
   8.0% compared to the third quarter of 2007, and by 4.2% compared to the linked quarter.
 * The Company's net interest margin was 3.19% during the quarter ended September 30, 2008, down 1 basis point from the third quarter of 2007, but up 10 basis points from the linked quarter. The increase in the net interest margin since the second quarter of
   2008 is mainly due to a 13 basis point decrease in the cost of deposits during the third quarter of 2008.
 * At September 30, 2008 loans outstanding were $548.3 million, up
   5.8% from December 31, 2007. Total deposits were $492.5 million, an increase of 4.3% from December 31, 2007.
 * Non-performing loans decreased by $2.7 million or 51.2% during the first nine months of 2008. In addition, total non-performing assets as a percentage of total assets decreased to 0.41% at September 30,
   2008 compared to 0.76% at December 31, 2007. During the third quarter of 2008 the Company recorded a provision for loan losses of
   $150,000 compared to no provision during the year earlier quarter, bringing the total loan loss reserve to $3.0 million or 0.54% of total loans at September 30, 2008.
 * Non-interest income during the quarter was slightly lower than the year earlier period and the second quarter of 2008 largely because the Company experienced a slowing of its loans originated for sale activities.
 * Non-interest expense benefitted during the quarter from the cost savings associated with the closing of a banking office on
   Quakerbridge Road in Mercer County, New Jersey, at the end of the
   second quarter of 2008.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "Our 3rd quarter results continue to reflect very positive performance. We have maintained our conservative, basic banking strategy which includes completely avoiding toxic problems such as sub-prime loans and securities, CDO's, and Fannie Mae and Freddie Mac preferred stock. We are well capitalized, deposits continue to grow, we have money to lend to qualified borrowers, and loan delinquency continues to be low. In these troubled times, TF Financial Corporation's performance continues to be strong, and Third Federal Bank continues to rank near the top of its peer group."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
  (dollars in thousand per share data)

                                  QUARTER ENDED        PERCENT CHANGE
                                  -------------        --------------
                                                         3Q08-  3Q08-
                         9/30/2008  6/30/2008 9/30/2007   2Q08   3Q07
                         --------------------------------------------
 EARNINGS SUMMARY

  Interest income         $  9,725   $  9,656  $  9,720    0.7%   0.1%
  Interest expense           4,348      4,497     4,741   -3.3%  -8.3%
  Net interest income        5,377      5,159     4,979    4.2%   8.0%
  Loan loss provision          150        340        --  -55.9%   n.m.
  Non-interest income          699      1,138       708  -38.6%  -1.3%
  Non-interest expense       4,214      4,332     4,057   -2.7%   3.9%
  Income taxes                 462        441       442    4.8%   4.5%
  Net income              $  1,250   $  1,184  $  1,188    5.6%   5.2%

 PER SHARE INFORMATION

  Earnings per share,
   basic                  $   0.47   $   0.45  $   0.44    4.4%   6.8%
  Earnings per share,
   diluted                $   0.47   $   0.44  $   0.44    6.8%   6.8%
  Dividends paid          $   0.20   $   0.20  $   0.20    0.0%   0.0%

 FINANCIAL RATIOS

  Annualized return
   on average assets          0.69%      0.66%     0.71%   4.5%  -2.8%
  Annualized return
   on average equity          7.14%      6.78%     7.08%   5.3%   0.8%
  Efficiency ratio           71.11%     72.72%    71.34%  -2.2%  -0.3%

 AVERAGE BALANCES

  Loans                   $547,748   $545,958  $506,471    0.3%   8.1%
  Mortgage-backed
   securities               93,100     97,397    87,723   -4.4%   6.1%
  Investment securities     40,862     41,915    36,039   -2.5%  13.4%
  Other interest-earning
   assets                    1,102        665       901   65.7%  22.3%
  Total earning assets     682,812    685,935   631,134   -0.5%   8.2%
  Non-earning assets        36,301     36,265    35,964    0.1%   0.9%
  Total assets             719,113    722,200   667,098   -0.4%   7.8%

  Deposits                 482,521    486,394   476,021   -0.8%   1.4%
  FHLB advances            158,385    155,675   113,630    1.7%  39.4%
  Total interest bearing
   liabilities             640,906    642,069   589,651   -0.2%   8.7%
  Non-interest bearing
   liabilities               8,552      9,934    10,893  -13.9% -21.5%
  Stockholders' equity      69,655     70,197    66,554   -0.8%   4.7%
  Total liabilities
   & stockholders'
   equity                 $719,113   $722,200  $667,098   -0.4%   7.8%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                       6.00%      6.01%     6.47%
  Mortgage-backed
   securities                 4.61%      4.67%     4.77%
  Investment securities       4.76%      4.63%     5.50%
  Other interest-earning
   assets                     2.17%      2.42%     4.84%
 Average cost of:
  Deposits                    2.29%      2.42%     2.94%
  FHLB advances               3.96%      4.06%     4.23%

 Interest rate spread         3.03%      2.91%     2.99%
 Net interest margin          3.19%      3.09%     3.20%

 NON-INTEREST INCOME DETAIL

  Service fees, charges
   and other              $    504   $    543  $    503   -7.2%   0.2%
  Bank-owned life
   insurance                   155        156       153   -0.6%   1.3%
  Gain on sale of loans         40         97        52  -58.8% -23.1%
  Gain on sale of real
   estate                       --        342        --    n.m.   n.m.

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits      2,648      2,677     2,598   -1.1%   1.9%
  Occupancy                    691        740       729   -6.6%  -5.2%
  Professional fees            142        167       146  -15.0%  -2.7%
  Advertising                  144        145        --   -0.7%   n.m.
  Other                        589        603       584   -2.3%   0.9%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
  (dollars in thousands per share data)

                                         NINE MONTHS ENDED
                                         -----------------       %
                                       9/30/2008  9/30/2007    CHANGE
                                       ---------  ---------    ------

 EARNINGS SUMMARY

  Interest income                      $  29,214  $  28,348       3.1%
  Interest expense                        13,763     13,422       2.5%
  Net interest income                     15,451     14,926       3.5%
  Loan loss provision                        490         --       n.m.
  Non-interest income                      2,948      2,964      -0.5%
  Non-interest expense                    12,808     12,915      -0.8%
  Income taxes                             1,386      1,352       2.5%
  Net income                           $   3,715  $   3,623       2.5%

 PER SHARE INFORMATION

  Earnings per share, basic            $    1.40  $    1.32       6.1%
  Earnings per share, diluted          $    1.39  $    1.32       5.3%

  Dividends paid                       $    0.60  $    0.60       0.0%

 FINANCIAL RATIOS

  Annualized return on average assets       0.69%      0.74%     -6.8%
  Annualized return on average equity       7.16%      7.27%     -1.5%
  Efficiency ratio                         71.52%     72.19%     -0.9%

 AVERAGE BALANCES

  Loans                                $ 540,882  $ 497,565       8.7%
  Mortgage-backed securities              97,558     85,018      14.7%
  Investment securities                   41,518     38,227       8.6%
  Other interest-earning assets              913      2,502     -63.5%
  Total earning assets                   680,871    623,312       9.2%
  Non-earning assets                      35,584     34,847       2.1%
  Total assets                           716,455    658,159       8.9%

  Deposits                               480,512    478,790       0.4%
  FHLB advances                          157,706    105,413      49.6%
  Total interest bearing liabilities     638,218    584,203       9.2%
  Non-interest bearing liabilities         8,958      7,293      22.8%
  Stockholders' equity                    69,279     66,663       3.9%
  Total liabilities & stockholders'
   equity                              $ 716,455  $ 658,159       8.9%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                     6.07%      6.46%
  Mortgage-backed securities                4.71%      4.71%
  Investment securities                     4.76%      5.44%
  Other interest-earning assets             2.34%      5.18%
 Average cost of:
  Deposits                                  2.50%      2.84%
  FHLB advances                             4.05%      4.12%

 Interest rate spread                       2.91%      3.08%
 Net interest margin                        3.09%      3.27%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other      $   1,937  $   2,341     -17.3%
  Bank-owned life insurance                  470        454       3.5%
  Gain on sale of loans                      199        169      17.8%
  Gain on sale of real estate                342         --       n.m.

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                    7,863      7,946      -1.0%
  Occupancy                                2,159      2,133       1.2%
  Professional fees                          563        503      11.9%
  Advertising                                433        326      32.8%
  Other                                    1,790      2,007     -10.8%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
  (dollars in thousand per share data)
                                                        PERCENT CHANGE
                                PERIOD ENDED             9/30/2008 vs
                                ------------             6/30/  12/31/
                      9/30/2008  6/30/2008 12/31/2007    2008   2007
                      ---------  --------- ----------   ------  ------

 DEPOSIT INFORMATION

  Non-interest
   checking            $ 40,204   $ 37,370   $ 35,904     7.6%   12.0%
  Interest
   checking              46,013     48,273     46,543    -4.7%   -1.1%
  Money market           80,328     83,500     79,267    -3.8%    1.3%
  Savings               116,485    125,346    130,423    -7.1%  -10.7%
  CD's,retail           209,505    192,505    180,257     8.8%   16.2%

 OTHER INFORMATION

 Per Share
  Book value (a)       $  26.28   $  26.07   $  25.40
  Tangible book
   value (a)           $  24.65   $  24.44   $  23.78
  Closing market
   price               $  21.50   $  21.51   $  24.64

 Balance Sheet
  Loans,net            $548,263   $549,519   $518,067    -0.2%    5.8%
  Cash and cash
   equivalents            4,562      4,327      5,680     5.4%  -19.7%
  Mortgage-backed
   securities            92,979     92,607    104,338     0.4%  -10.9%
  Investment
   securities            39,818     40,547     41,389    -1.8%   -3.8%
  Total assets          718,113    719,587    701,673    -0.2%    2.3%
  Total deposits        492,535    486,994    472,394     1.1%    4.3%
  FHLB advances
   and other            148,341    154,703    153,221    -4.1%   -3.2%
  Stockholders'
   equity                69,412     69,061     67,843     0.5%    2.3%

 Asset Quality
  Non-performing
   loans                  2,615      2,368      5,358    10.4%  -51.2%
  Loan loss reserves      2,996      2,845      2,842     5.3%    5.4%
  Reserves to gross
   loans                   0.54%      0.52%      0.55%    3.8%   -1.8%
  Non-performing loans
   to gross loans          0.47%      0.43%      1.03%    9.3%  -54.4%
  Non-performing loans
   to total assets         0.36%      0.33%      0.76%    9.1%  -52.6%
  Foreclosed property       306        306         --     0.0%   n.m.
  Foreclosed property
   to total assets         0.04%      0.04%      0.00%    0.0%   n.m.
  Non-performing assets
   to total assets         0.41%      0.37%      0.76%   10.8%  -46.1%

 Statistical
  Shares outstanding
   (000's) (a)            2,641      2,649      2,671
  Number of branch
   offices                   14         14         15
  Full time equivalent
   employees                173        179        181

 (a) Excludes 150,000, 153,000 and 159,000 unallocated employee stock ownership plan shares at September 30, 2008, June 30, 2008 and December 31, 2007, respectively.

 n.m.  not meaningful

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000